Exhibit 4(p)

PURCHASE CONTRACT AGREEMENT

Dated as of September 19, 2012

among

GENESEE & WYOMING INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Purchase Contract Agent and

as Attorney-in-Fact for the Holders from time to time as provided herein

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee under the Indenture referred to herein

i

EXHIBITS

Exhibit A: Form of Unit	A-1
Exhibit B: Form of Purchase Contract	B-1

PURCHASE CONTRACT AGREEMENT, dated as of September 19, 2012 among GENESEE & WYOMING INC., a Delaware corporation (the “Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION acting as purchase contract agent and attorney-in-fact for the Holders of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, acting as trustee under the Indenture (as defined herein).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Agreement and the Units and Purchase Contracts issuable hereunder.

All things necessary to make the Units and the Purchase Contracts, when such are executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Units (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Acceleration Date” has the meaning set forth in Section 4.10.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” (i) with respect to Class A Common Stock, means the average of the Daily VWAPs of the Class A Common Stock for the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, subject to adjustment as provided in Article 5 and (ii) with respect to any Exchange Property, has the meaning set forth in Section 5.02(a).

“Applicants” has the meaning set forth in Section 8.12(b).

“Bankruptcy Event” means the occurrence of one or more of the following events:

(a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law and if such decree or order shall have been entered more than 60 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(b) a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 60 days prior to the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(c) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar foreign, federal or state law for the relief of debtors.

“Beneficial Holder” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors to whom that board or committee shall have delegated its authority.

“Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible or exchangeable into such equity.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company as it existed on the date of this Agreement, subject to Section 5.02.

“Clause (I) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clause (II) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clause (III) Distribution” has the meaning set forth in Section 5.01(a)(iii).

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986 (title 26 of the United States Code), as amended from time to time.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to Article 10, and thereafter “Company” shall mean such successor.

“Component Note” means a Note, in global form and attached to a Global Unit, that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global Unit, that (a) shall evidence the number of Purchase Contracts specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Purchase Contract forms a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily VWAP” with respect to the Class A Common Stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “GWR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume weighted average price is unavailable, the market price of one share of the Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“default” means any failure to comply with terms of this Agreement or any covenant contained herein.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (a) in the case of (x) a settlement of Purchase Contracts on the Mandatory Settlement Date or (y) a Merger Termination Redemption if the Merger Termination Stock Price is greater than the Reference Price and the Company elected to pay cash in lieu of a portion, but not all, of any shares of Class A Common Stock that would otherwise be included in the Redemption Amount, the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value or Redemption Market Value, as the case may be, is determined, (b) any Early Settlement Date, (c) any Early Mandatory Settlement Notice Date, (d) any Fundamental Change Early Settlement Date, (e) the date of any Merger Redemption Notice, if the Company elected (or is deemed to have elected) to settle the Redemption Amount solely by delivering shares of Class A Common Stock, and (f) any Acceleration Date.

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Mandatory Settlement Date” has the meaning set forth in Section 4.08(a).

“Early Mandatory Settlement Notice” has the meaning set forth in Section 4.08(b).

“Early Mandatory Settlement Notice Date” has the meaning set forth in Section 4.08(b)(ii).

“Early Mandatory Settlement Rate” shall be the Maximum Settlement Rate in effect on the Early Mandatory Settlement Notice Date, unless the Daily VWAP of the Class A Common Stock for (x) 20 or more Trading Days in a period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Early Mandatory Settlement Notice Date and (y) the last Trading Day in such period, in each case, exceeds 130% of the Threshold Appreciation Price in effect on each such Trading Day, in which case the “Early Mandatory Settlement Rate” shall be the Minimum Settlement Rate on the Early Mandatory Settlement Notice Date.

“Early Mandatory Settlement Right” has the meaning set forth in Section 4.08(a).

“Early Settlement” means, in respect of any Purchase Contract, that the Holder of such Purchase Contract has elected to settle such Purchase Contract early pursuant to Section 4.06 or Section 4.07, as the case may be.

“Early Settlement Date” has the meaning set forth in Section 4.06(c).

“Early Settlement Notice” has the meaning set forth in Section 4.06(b)(i).

“Early Settlement Rate” means, for any Purchase Contract in respect of which Early Settlement is applicable, the Minimum Settlement Rate in effect on the Early Settlement Date, unless the Holder of such Purchase Contract has elected to settle such Purchase Contract early in connection with a Fundamental Change pursuant to Section 4.07, in which case the “Early Settlement Rate” for such Purchase Contract means the Fundamental Change Early Settlement Rate.

“Early Settlement Right” has the meaning set forth in Section 4.06(a).

“Effective Date” has the meaning set forth in Section 4.07(d).

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“ERISA” has the meaning set forth in Section 4.02(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 5.02(a).

“Ex-Date” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors, as evidenced by a resolution of the Board of Directors.

“Fixed Settlement Rate” has the meaning set forth in Section 4.01(c).

“Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(a) the Class A Common Stock (or other common stock receivable upon settlement of the Purchase Contracts, if applicable) is not listed for trading on the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market or any other United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States;

(b) the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Company or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries) or a series of related transactions or events pursuant to which:

(i) 90% or more of the Class A Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; and

(ii) more than 10% of such cash, securities or other property does not consist of shares of common stock that are, or that upon issuance will be, listed for trading on the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market or any other United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States; or

(c) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its wholly owned Subsidiaries and any of their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Class A Common Stock representing more than 50% of the voting power of the Class A Common Stock.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 4.07(b).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 4.07(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 4.07(d).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 4.07(a).

“Global Note” means a Note, as defined in the Indenture, in global form that (a) shall evidence the number of Separate Notes specified therein, (b) shall be registered on the security register for the Notes in the name of the Depositary or its nominee, and (c) shall be held by the Trustee as custodian for the Depositary.

“Global Purchase Contract” means a Purchase Contract in global form that (a) shall evidence the number of Separate Purchase Contracts specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, and (c) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that (a) shall evidence the number of Units specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, (c) shall include, as attachments thereto, a Component Note and a Component Purchase Contract, evidencing, respectively, a number of Notes and a number of Purchase Contracts, in each case, equal to the number of Units evidenced by such Unit in global form, and (d) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register.

“Indenture” means the Senior Indenture, dated as of September 19, 2012, between the Company and the Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the First Supplemental Indenture, dated as of September 19, 2012, between the Company and the Trustee, pursuant to which the Notes will be issued.

“Installment Payment” has the meaning set forth in the Indenture.

“Installment Payment Date” has the meaning set forth in the Indenture.

“Issue Date” means September 19, 2012.

“Issuer Order” means a written statement, request or order of the Company, which is signed in its name by the chairman of the Board of Directors, the chief financial officer, the president or chief executive officer, any senior vice president, any vice president or the treasurer of the Company, and delivered to the Purchase Contract Agent and/or the Trustee.

“Mandatory Settlement Date” means the Scheduled Mandatory Settlement Date, subject to acceleration pursuant to Section 4.10; provided that, if one or more of the 20 Scheduled Trading Days beginning on, and including the 23rd Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date is not a Trading Day, the “Mandatory Settlement Date” shall be postponed until the third Scheduled Trading Day immediately following the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined.

“Market Disruption Event” means (a) a failure by the Reference Securities Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding permitted limits or otherwise) in the Class A Common Stock or in any options contracts or future contracts relating to the Class A Common Stock.

“Market Value” with respect to a Unit of Exchange Property has the meaning set forth in Section 5.02(a).

“Maximum Redemption Rate” has the meaning set forth in Section 4.09(e).

“Maximum Settlement Rate” has the meaning set forth under Section 4.01(b)(iii), subject to adjustment pursuant to the terms of Article 5.

“Merger Redemption Notice” has the meaning set forth in Section 4.09(a).

“Merger Redemption Rate” has the meaning set forth in Section 4.09(d).

“Merger Redemption Settlement Date” means, with respect to any Merger Termination Redemption:

(i) if (x) the Merger Termination Stock Price is greater than the Reference Price and (y) the Company elects to pay cash in lieu of any or all shares of Class A Common Stock that would otherwise be included in the Redemption Amount, the third Business Day following the last Trading Day of the 20 consecutive Trading Day period used to determine the Redemption Market Value; or

(ii) otherwise, the Scheduled Merger Redemption Settlement Date specified in the Merger Redemption Notice.

“Merger Termination Redemption” has the meaning set forth in Section 4.09(a).

“Merger Termination Stock Price” means the average of the Daily VWAPs of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding April 30, 2013.

“Minimum Redemption Rate” has the meaning set forth in Section 4.09(e).

“Minimum Settlement Rate” has the meaning set forth under Section 4.01(b)(i), subject to adjustment pursuant to the terms of Article 5.

“Minimum Stock Price” has the meaning set forth under Section 4.07(f).

“Notes” means the series of notes designated as the 4.50% Senior Amortizing Notes due October 1, 2015 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $14.1023.

“NYSE” means the New York Stock Exchange, Inc.

“Officers’ Certificate” means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, or any vice president and by the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Company. Each such certificate shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by the chief counsel of the Company or by such other legal counsel who may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“Outstanding Purchase Contracts” means, subject to the provisions of Section 6.03, as of the date of determination, all Purchase Contracts theretofor executed, authenticated on behalf of the Holder and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(a) Purchase Contracts theretofor cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(b) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been executed, authenticated on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company.

“Participant” has the meaning set forth in Section 2.03(a).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” means the preliminary prospectus supplement dated September 12, 2012, as supplemented and/or amended by the pricing term sheet dated September 13, 2012, relating to the offering and sale of the Units.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Class A Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to Article 8, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03.

“Record Date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Amount” has the meaning set forth in Section 4.09(c).

“Redemption Market Value” means the average of the Daily VWAPs of the Class A Common Stock for the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding the Scheduled Merger Redemption Settlement Date.

“Reference Price” means $64.75, subject to adjustment pursuant to Section 5.01(e).

“Reference Securities Exchange” means the NYSE or, if the Class A Common Stock is not then listed on the NYSE, the principal other United States national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a United States national or regional securities exchange, the principal other market on which the Class A Common Stock is then listed or admitted for trading.

“Reorganization Event” has the meaning set forth in Section 5.02(a).

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Repurchase Right” has the meaning set forth in the Indenture.

“Responsible Officer” means any officer of the Purchase Contract Agent with direct responsibility for the administration of this Agreement.

“Scheduled Mandatory Settlement Date” means October 1, 2015.

“Scheduled Merger Redemption Settlement Date” means, with respect to any Merger Termination Redemption:

(i) if (x) the Merger Termination Stock Price is greater than the Reference Price and (y) the Company elects to pay cash in lieu of any or all of the shares of Class A Common Stock that would otherwise be included in the Redemption Amount, a date, as specified in the relevant Merger Redemption Notice, that is at least 45 and no more than 60 calendar days after the date of the Merger Redemption Notice; or

(ii) otherwise, a date, as specified in the relevant Merger Redemption Notice, that is at least 5 and no more than 30 calendar days after the date of the Merger Redemption Notice.

“Scheduled Trading Day” is a day that is scheduled to be a Trading Day on the Reference Securities Exchange. If the Class A Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” has the meaning set forth in Section 3.05.

“Security Registrar” has the meaning set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Date” means any Early Mandatory Settlement Date, Merger Redemption Settlement Date or Mandatory Settlement Date or the third Business Day following any Fundamental Change Early Settlement Date or Early Settlement Date.

“Settlement Rate” has the meaning set forth in Section 4.01(b).

“Similar Laws” has the meaning set forth in Section 4.02(iv).

“Spin-Off” means the Company pays or makes a dividend or other distribution to all or substantially all holders of Class A Common Stock consisting of Capital Stock of, or similar equity interests in a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or quoted on a U.S. national securities exchange.

“Stated Amount” means $100.

“Stock Price” has the meaning set forth in Section 4.07(d).

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person.

“Tender Offer Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Tender Offer Expiration Time” has the meaning set forth in Section 5.01(a)(v).

“Threshold Appreciation Price” means, on any date of determination, an amount equal to the Stated Amount, divided by the Minimum Settlement Rate as of such date of determination (such quotient rounded to the nearest $0.0001). The Threshold Appreciation Price shall initially be $80.9389.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Class A Common Stock generally occurs on the Reference Securities Exchange. If the Class A Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Trading Day” means a Business Day.

“Trigger Event” has the meaning set forth in Section 5.01(a)(iii).

“Trustee” means Wilmington Trust, National Association, as trustee under the Indenture, or any successor thereto.

“Unit” means the collective rights of a Holder of a unit consisting of a single Purchase Contract and a single Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Unit of Exchange Property” has the meaning set forth in Section 5.02(a).

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Purchase Contract Agent and/or Trustee to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent and/or Trustee, as applicable, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Every Officers’ Certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such Officers’ Certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters relating to information that is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 1.03. Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Purchase Contract Agent or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Purchase Contract Agent) to Genesee & Wyoming Inc., 66 Field Point Road, Greenwich CT 06830. Any notice, direction, request or demand by the Company or any Holder to or upon the Purchase Contract Agent or the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Purchase Contract Agent or Trustee is filed by the Purchase Contract Agent or Trustee with the Company) to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register; provided that, in the case of a Global Unit or Global Purchase Contract, electronic notice may be given to the Depositary, as the Holder thereof, in accordance with applicable procedures of the Depositary. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.06. Separability Clause. In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.07. Benefits of Agreement. Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.08. Governing Law. This Agreement, the Units and the Purchase Contracts, and any claim, controversy or dispute arising under or related to this Agreement, the Units or the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.09. Waiver of Jury Trial. The Company, the Purchase Contract Agent and the Trustee each waive its respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contracts, this Agreement or the transactions contemplated hereby, to the extent permitted by law.

Section 1.10. Conflict with Indenture. To the extent that any provision of this Purchase Contract Agreement relating to or affecting the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

Section 1.11. Legal Holidays. In any case where any Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, the settlement or redemption of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Settlement Date, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

Section 1.12. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.13. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at Genesee & Wyoming Inc., 66 Field Point Road, Greenwich CT 06830 for inspection by any Holder or Beneficial Holder.

Section 1.14. Calculations and Adjustments. The performance of any calculations to be made hereunder shall be the sole obligation of the Company, and the Purchase Contract Agent shall have no obligation to make such calculations. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Early Mandatory Settlement Rate, the Merger Redemption Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, the Redemption Market Value, the Market Value and the Daily VWAP, as the case may be. All such calculations made by the Company or its agent hereunder shall be made in good faith and, absent manifest error, shall be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and the Holders. For any calculations to be made by the Company or its agent hereunder, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur in connection with no independent verification having been done. Furthermore, the Purchase Contract Agent shall not be under any duty or responsibility to determine whether any facts exist which may require any adjustment hereunder, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed.

Section 1.15. UCC. Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

ARTICLE 2

Unit and Purchase Contract Forms

Section 2.01. Forms of Units and Purchase Contracts Generally. (a) The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

(b) The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

(c) The Units will initially be issued in the form of one or more fully registered Global Units as set forth in Section 3.06. The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global Unit attached as Exhibit A hereto, and will be attached to the related Global Unit and registered in the name of Wilmington Trust, National Association, as attorney-in-fact of the holder(s) of such Global Unit.

(d) Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(e) Every Global Unit and Global Purchase Contract executed, authenticated on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT / PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM,

THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Form of Certificate of Authentication. The form of certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract, respectively, attached hereto.

Section 2.03. Global Securities; Separation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, any Early Mandatory Settlement Date or any Merger Redemption Settlement Date and also excluding the Business Day immediately preceding any Installment Payment Date (provided that, for the avoidance of doubt, such right to separate the Units shall resume after such Business Day), a Holder or Beneficial Holder of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (371559 113) and (371559 AA3), and that Unit will cease to exist. Beneficial interests in a Unit, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in Units, Separate Purchase Contracts and Separate Notes will be evidenced by Global Units, Global Purchase Contracts and Global Notes, respectively. In order to separate a Unit into its component parts, a Beneficial Holder must deliver written instruction to the broker or other direct or indirect participant (the “Participant”) through which it holds an interest in such Unit to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Holder’s election to separate such Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) a decrease in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding increase in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and the Global Note, respectively. If, however, such Unit is in the form of a Definitive Security in accordance with Section 3.09, the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b) Holders that separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

Section 2.04. Recreation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Mandatory Settlement Date, any Early Mandatory Settlement Date or any Merger Redemption Settlement Date and also excluding the Business Day immediately preceding any Installment Payment Date (provided that, for the avoidance of doubt, such right to recreate the Units shall resume after such Business Day), a Holder or Beneficial Holder of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number (371559 204) for the Units), and each such Separate Purchase Contract and Separate Note will cease to exist. In order to recreate a Separate Purchase Contract and Separate Note into a Unit, a Beneficial Holder must deliver written instruction to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note to notify DTC through the DTC’s DWAC System of such Beneficial Holder’s election to recreate a Unit, following which the Purchase Contract Agent or Trustee, as applicable, shall register (i) an increase in the number of Units represented by the Global Unit and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global Unit as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding decrease in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and Global Note, respectively. If, however, such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and neither the Company, the Purchase Contract Agent nor the Trustee shall be liable for any such fees or expenses.

ARTICLE 3

THE UNITS AND PURCHASE CONTRACTS

Section 3.01. Amount and Denominations. The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities executed, authenticated on behalf of the Holders and delivered hereunder is limited to 2,300,000, except for Units and Separate Purchase Contracts executed, authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, Section 3.05, Section 3.10 or Section 9.05.

Equity-Linked Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof.

Section 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with (a) each such Unit representing the rights and obligations of the Holder thereof and of the Company under one Purchase Contract, and the rights and obligations of the Holder thereof and of the Company under one Note, and (b) each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and of the Company under one Separate Purchase Contract. In the case of a Unit, the Holder of such Unit shall, for all purposes hereunder and under the Indenture, be deemed to be the Holder of the Note and Purchase Contract that are components of such Unit.

Prior to the close of business on (x) the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined with respect to any Purchase Contract or (y) if applicable, any earlier Determination Date with respect to such Purchase Contract (in each case, whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), the shares of Class A Common Stock underlying such Purchase Contract shall not be outstanding, and such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Class A Common Stock, including, without limitation, the right to vote or receive any dividends or other distributions or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time (in the case of Purchase Contracts or Units), to the Purchase Contract Agent and Trustee for authentication on behalf of the Holders and delivery, together with the Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and Trustee in accordance with such Issuer Order shall authenticate on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any authorized officer of the Company and in the case of the Purchase Contracts, shall be executed on behalf of the Holders by any authorized officer of the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company or, in the case of the Purchase Contracts, the Purchase Contract Agent, shall bind the Company and the Holders of Purchase Contracts, as the case may be, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent and Trustee (if applicable) by manual signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Equity-Linked Securities. Pending the preparation of Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and, in the case of Units, Trustee, and the Purchase Contract Agent and, if applicable, Trustee shall authenticate on behalf of the Holders, and deliver, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and Trustee shall authenticate on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized numbers and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall authenticate on behalf of the Holder, and deliver the Equity-Linked Securities which the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company or the Purchase Contract Agent on behalf of the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 9.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder or deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent or Company, as the case may be, shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or cause to be delivered the shares of Class A Common Stock deliverable (and/or, in the case of a Merger Redemption Settlement Date, make the required cash payment, if any) in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

Section 3.06. Book-Entry Interests. The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Holder will receive a Definitive Unit representing such Beneficial Holder’s interest in such Global Unit, except as provided in Section 3.09. Unless and until definitive, fully registered Securities have been issued to Beneficial Holders pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) the Company shall treat the Depositary for all purposes of this Agreement (including settling the Purchase Contracts and receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Holders;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants.

Section 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Holders.

Section 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

Section 3.09. Definitive Securities. If:

(i) the Depositary is unwilling or unable to continue as depositary for the Global Securities and the Company is unable to find a qualified replacement for such Depository within 90 days;

(ii) at any time the Depositary ceases to be a Clearing Agency registered under the Exchange Act; or

(iii) an Event of Default (as defined in the Indenture), or any failure on the part of the Company to observe or perform any covenant or agreement in the Purchase Contracts or the Purchase Contract Agreement, has occurred and is continuing and a Beneficial Holder requests that its Securities be issued in physical, certificated form, then, in each case the Company shall execute, and the Purchase Contract Agent and/or the Trustee, as applicable, upon receipt of an Issuer Order for the authentication and delivery of Definitive Securities, shall authenticate and deliver Definitive Securities representing an aggregate number of Securities with respect to the Global Security or Securities representing such Securities (or representing an aggregate number of Securities equal to the aggregate number of Securities in respect of which such Beneficial Holder has requested the issuance of Definitive Securities pursuant to clause (iii) above) in exchange for such Global Security or Securities (or portion thereof). Each Definitive Security so delivered shall evidence Units or Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, if applicable, the Trustee shall authenticate on behalf of the Holder, and deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company, the Purchase Contract Agent and the Trustee (in the case of any Units) (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such indemnity reasonably satisfactory to them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or the Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee (in the case of any Units), and the Purchase Contract Agent and the Trustee (in the case of any Units) shall authenticate on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and Trustee, and the Purchase Contract Agent and, in the case of Units, the Trustee shall not be obligated to authenticate on behalf of the Holder, and deliver to the Holder, an Equity-Linked Security pursuant to this Section 3.10 on or after the third Business Day immediately preceding the Scheduled Mandatory Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder (if applicable), the Purchase Contract Agent or Company, as the case may be, shall, upon the applicable Settlement Date, deliver or arrange for delivery of the shares of Class A Common Stock issuable (and/or, in the case of a Merger Redemption Settlement Date, make the required cash payment, if any) in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with Separate Notes equal to the number of, and in the same form as, the Notes evidenced by such Equity-Linked Security if such Equity-Linked Security is a Unit and if the Repurchase Right is not applicable or, if applicable, not exercised).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11. Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company, the Purchase Contract Agent and the Trustee, and any agent of the Company, the Purchase Contract Agent or the Trustee, may treat the Person in whose name such Equity-Linked Security is registered as the owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and neither the Company, the Purchase Contract Agent nor the Trustee, nor any agent of the Company, the Purchase Contract Agent or the Trustee, shall be affected by notice to the contrary.

None of the Purchase Contract Agent, Trustee, the Paying Agent and the Security Registrar shall have any responsibility or obligation to any Beneficial Holder in a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, Beneficial Holder or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of Beneficial Holders in Global Securities shall be exercised only through the Depositary subject to the applicable procedures. The Purchase Contract Agent, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Holders. The Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any Beneficial Holder) as the sole Holder of such Global Security and shall have no obligations to the Beneficial Holders thereof. None of the Purchase Contract Agent, the Trustee, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of the Beneficial Holders of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or Beneficial Holder of such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Purchase Contract Agent, the Trustee, or any agent of the Company, the Purchase Contract Agent or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and Beneficial Holders of such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Trustee, the Paying Agent or the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants of DTC, members or Beneficial Holders in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.12. Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or redemption or upon the registration of transfer or exchange of an Equity-Linked Security shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it; provided, however, that the Purchase Contract Agent shall deliver any Notes or Separate Notes so surrendered to it to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. In the case of a Unit or Units surrendered for settlement or redemption, subject to Section 4.08 hereof, the Company shall promptly execute and the Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as, the Notes comprising part of the Units so surrendered. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously executed, authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent; provided, however, that if the Equity-Linked Securities so delivered are Units, the Purchase Contract Agent shall deliver the Notes comprising such Units to the Trustee and Paying Agent (as defined in the Indenture) for disposition in accordance with the provisions of the Indenture. No Equity-Linked Securities shall be executed, authenticated on behalf of the Holder and delivered in lieu of or in exchange for any Equity-Linked Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph.

ARTICLE 4

SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01. Settlement Rate. (a) Each Purchase Contract obligates the Company to deliver, on the Mandatory Settlement Date, a number of shares of Class A Common Stock (subject to Article 5) equal to the Settlement Rate as determined by the Company, unless such Purchase Contract has settled or been redeemed prior to the Mandatory Settlement Date.

(b) The “Settlement Rate” is equal to:

(i) if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price, 1.2355 shares of Class A Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value is greater than the Reference Price but less than the Threshold Appreciation Price, a number of shares of Class A Common Stock for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value; and

(iii) if the Applicable Market Value is less than or equal to the Reference Price, 1.5444 shares of Class A Common Stock for each Purchase Contract (the “Maximum Settlement Rate”).

(c) The Maximum Settlement Rate, the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) and the Reference Price shall be subject to adjustment as provided in Article 5 and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) or nearest $0.0001, as the case may be.

(d) The Company shall give notice of the Settlement Rate to the Purchase Contract Agent and Holders no later than two Scheduled Trading Days prior to the Mandatory Settlement Date.

Section 4.02. Representations and Agreements of Holders. Each Holder of an Equity-Linked Security, by its acceptance thereof:

(i) irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(ii) in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Global Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Global Purchase Contract or the Component Purchase Contract evidencing such Purchase Contract and appoints the Purchase Contract Agent its attorney-in-fact for any and all such purposes;

(iii) consents to the provisions hereof;

(iv) represents that either (i) no portion of the assets used to acquire and hold the Units or Separate Purchase Contracts, as the case may be, constitutes assets of any (A) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”) or (C) entity whose underlying assets are considered to include “plan assets” of such plan, account or arrangement or (ii) the purchase and holding of the Units or Separate Purchase Contracts, as the case may be, will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws;

(v) agrees with the tax treatment provided for in Section 11.07; and

(vi) agrees to be bound by the terms and provisions hereof.

Section 4.03. Purchase Contract Settlement Fund. On the applicable Settlement Date, the Company shall deliver to the applicable Holders (or their designees) or the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts (or, in the case of an Early Settlement, for the benefit of the Holders of Purchase Contracts that have elected such Early Settlement), as the case may be, the aggregate amount of cash and/or number of shares of Class A Common Stock to which such Holders of the Purchase Contracts to be settled or redeemed on such Settlement Date are entitled hereunder, registered, in the case of any shares, in the name of the applicable Holders or their designees (such cash and/or shares of Class A Common Stock, together with any dividends or distributions with respect to such shares for which a record date and payment date for such dividend or distribution have occurred on or after the applicable Determination Date, the “Purchase Contract Settlement Fund”). When any cash is required to be delivered to Holders pursuant to this Article 4, the Purchase Contract Agent shall deliver such cash, including any dividends or distributions with respect to the shares constituting part of the Purchase Contract Settlement Fund (but without interest thereon) to such Holders, in accordance with the written direction of the Company. When any shares of Class A Common Stock are required to be delivered to Holders pursuant to this Article 4, the Company shall deliver such shares to such Holders (or their designees), registered in the name of the applicable Holders (or such designees).

Section 4.04. Settlement Conditions. A Holder’s right to receive the shares of Class A Common Stock, and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, upon settlement of any of its Purchase Contracts (other than pursuant to Section 4.08) is subject to the following conditions:

(a) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the relevant Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security (or causing a reduction in the number of Purchase Contracts represented thereby, if applicable) in compliance with the standing arrangements between the Depositary and the Purchase Contract Agent; and

(b) the payment of any transfer or similar taxes payable pursuant to Section 4.11.

Section 4.05. Mandatory Settlement on the Mandatory Settlement Date. On the Mandatory Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Class A Common Stock per Purchase Contract equal to the Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11. The Person in whose name any shares of Class A Common Stock shall be issuable upon settlement of any Purchase Contract on the Mandatory Settlement Date shall become the holder of record of such shares as of the close of business on the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined.

Section 4.06. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 4.06, on any Trading Day prior to the close of business on the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date, the Holder of a Unit or Separate Purchase Contract may elect to settle its Purchase Contracts early, in whole or in part, and receive a number of shares of Class A Common Stock per Purchase Contract at the Early Settlement Rate (“Early Settlement Right”).

(b) A Holder’s right to receive Class A Common Stock upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(i) delivery of a written and signed notice of election (an “Early Settlement Notice”) in the form attached to the Purchase Contract to the Purchase Contract Agent electing Early Settlement of such Purchase Contract (or, in the case of a Global Purchase Contract or Component Purchase Contract, delivery of notice of such election in accordance with applicable procedures of the Depositary) ; and

(ii) satisfaction of the conditions set forth in Section 4.04.

(c) If a Holder complies with the requirements set forth in Section 4.06(b) before the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in Section 4.06(b) at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next succeeding Business Day shall be considered the “Early Settlement Date.”

(d) Subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Class A Common Stock per Purchase Contract equal to the Early Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11 on the third Business Day following the Early Settlement Date. The Person in whose name any shares of the Class A Common Stock shall be issuable upon such Early Settlement of a Purchase Contract shall become the holder of record of such shares as of the close of business on the relevant Early Settlement Date.

(e) In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which Early Settlement was effected.

(f) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

(g) Upon receipt of any Early Settlement Notice pursuant to Section 4.06(b), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

Section 4.07. Early Settlement Upon a Fundamental Change. (a) If a Fundamental Change occurs and a Holder exercises the option to effect Early Settlement in respect of its Purchase Contracts in connection with such Fundamental Change in accordance with the procedures set forth in Section 4.06, such Holder shall receive a number of shares of Class A Common Stock (and any cash payable in lieu of fractional shares pursuant to Section 4.13) (or, if a Reorganization Event has occurred, a number of Units of Exchange Property) for each such Purchase Contract equal to the Fundamental Change Early Settlement Rate in effect on the date such Fundamental Change Early Settlement Right is exercised (the right to effect such an Early Settlement, the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts set forth in Section 4.06 hereof, during the period beginning on, and including, the Effective Date of the Fundamental Change and ending at the close of business on the 30th Business Day thereafter (or, if earlier, the third Scheduled Trading Day immediately preceding the Scheduled Mandatory Settlement Date) (the “Fundamental Change Early Settlement Period”).

(b) If a Holder complies with the requirements set forth in Section 4.07(a) to exercise the Fundamental Change Early Settlement Right prior to the close of business on any Business Day during the Fundamental Change Early Settlement Period, then that Business Day shall be considered the “Fundamental Change Early Settlement Date.” If a Holder complies with the requirements set forth in set forth in Section 4.07(a) to exercise the Fundamental Change Early Settlement Right at or after the close of business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next succeeding Business Day shall be considered the “Fundamental Change Early Settlement Date.”

(c) The Company shall provide the Purchase Contract Agent, the Trustee and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within five Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on its website. The notice shall set forth (i) the events causing such Fundamental Change, (ii) the Effective Date of the Fundamental Change, (iii) the procedures that a Holder must follow to exercise the Fundamental Change Early Settlement Right, (iv) if any outstanding Securities are Definitive Securities, the name and address of the Purchase Contract Agent, (v) the applicable Fundamental Change Early Settlement Rate, (vi) if not solely Class A Common Stock, the kind and amount of cash, securities and other property receivable by the Holder upon settlement and (vii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised.

(d) The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i) in the case of a Fundamental Change described in clause (b) of the definition thereof in which holders of shares of Class A Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Class A Common Stock; and

(ii) in all other cases, the average of the Daily VWAPs of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

(e) The Stock Prices set forth in the first column of the table below shall be adjusted as of any date on which any Fixed Settlement Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Maximum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The Fundamental Change Early Settlement Rates per Purchase Contract in the table in Section 4.07(f) shall be adjusted at the same time and in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(f) The Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Effective Date is set forth below:

	Effective Date
Stock Price	September 19, 2012	October 1, 2013	October 1, 2014	October 1, 2015
$35.00	1.4713	1.5041	1.5336	1.5444
$40.00	1.4453	1.4824	1.5234	1.5444
$45.00	1.4184	1.4566	1.5059	1.5444
$50.00	1.3922	1.4287	1.4811	1.5444
$55.00	1.3676	1.4006	1.4508	1.5444
$60.00	1.3453	1.3738	1.4177	1.5444
$64.75	1.3265	1.3505	1.3862	1.5444
$70.00	1.3085	1.3276	1.3537	1.4286
$75.00	1.2939	1.3089	1.3265	1.3333
$80.94	1.2795	1.2905	1.2999	1.2355
$85.00	1.2713	1.2801	1.2853	1.2355
$90.00	1.2627	1.2694	1.2709	1.2355
$95.00	1.2557	1.2607	1.2600	1.2355
$100.00	1.2499	1.2538	1.2519	1.2355
$105.00	1.2451	1.2483	1.2460	1.2355
$110.00	1.2413	1.2440	1.2417	1.2355
$115.00	1.2382	1.2405	1.2388	1.2355

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the applicable Stock Price is between two Stock Prices in the table or the applicable Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the applicable Stock Price is greater than $115.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii) if the applicable Stock Price is less than $35.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above) (the “Minimum Stock Price”), the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight-line interpolation, as described in clause (i) of this Section 4.07(f), if the Effective Date is between two Effective Dates in the table.

The maximum number of shares of Class A Common Stock deliverable under a Purchase Contract is 1.5444, subject to adjustment at the same time and in the same manner as the Fixed Settlement Rates as set forth under Section 5.01.

(g) If a Holder exercises its Fundamental Change Early Settlement Right following a Reorganization Event, the Company shall deliver to such Holder or (to the extent the Exchange Property consists of cash) the Purchase Contract Agent on behalf of such Holder, a number of Units of Exchange Property equal to the number of shares of the Class A Common Stock the Company would otherwise be required to deliver, pursuant to Section 5.02.

(h) Subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause to be delivered a number of shares of Class A Common Stock (and any cash in lieu of fractional shares pursuant to Section 4.13) (or, if a Reorganization Event has occurred, a number of Units of Exchange Property) equal to the applicable Fundamental Change Early Settlement Rate as a result of such Holder’s exercise of the Fundamental Change Early Settlement Right in accordance with the provisions set forth in Section 4.06(d), except that (i) such delivery shall be made on the third Business Day following the Fundamental Change Early Settlement Date, and (ii) the Person in whose name any shares of Class A Common Stock or other securities, if applicable, shall be issuable following exercise of a Holder’s Fundamental Change Early Settlement Right shall become the holder of record of such shares or other securities, if applicable, as of the close of business on the Fundamental Change Early Settlement Date.

(i) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts that are a component of Units, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes, in same form as the Notes comprising part of the Units, equal to the number of Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was effected.

(j) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Purchase Contract Agent and Trustee shall authenticate on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was not effected.

(k) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement or redemption on any subsequent Settlement Date, including, if applicable, the provisions set forth in Section 5.02.

Section 4.08. Early Mandatory Settlement at the Company’s Election. (a) The Company has the right to settle the Purchase Contracts on or after May 15, 2013, in whole but not in part (the “Early Mandatory Settlement Right”), on a date fixed by it (the “Early Mandatory Settlement Date”) at the Early Mandatory Settlement Rate in effect on the Early Mandatory Settlement Notice Date.

(b) If the Company elects to exercise its Early Mandatory Settlement Right, the Company shall provide the Purchase Contract Agent and the Holders of Units, Separate Purchase Contracts and Separate Notes with a notice of its election (the “Early Mandatory Settlement Notice”), issue a press release announcing its election and post such press release on its website. The Early Mandatory Settlement Notice shall specify:

(i) the Early Mandatory Settlement Rate;

(ii) the Early Mandatory Settlement Date, which shall be on or after May 15, 2013 and at least 5 but not more than 30 Business Days following the date of the Early Mandatory Settlement Notice (the “Early Mandatory Settlement Notice Date”);

(iii) that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be, pursuant to and in accordance with the Indenture;

(iv) the Repurchase Price and Repurchase Date;

(v) the last date on which Holders may exercise their Repurchase Right;

(vi) the procedures that Holders must follow hereunder and under the Indenture to require the Company to repurchase their Notes;

(vii) if any outstanding Securities are Definitive Securities, the name and address of the Purchase Contract Agent; and

(viii) any other information the Company determines to be appropriate.

(c) On the Early Mandatory Settlement Date, the Company shall cause a number of shares of Class A Common Stock per Purchase Contract equal to the Early Mandatory Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.13 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11. The Person in whose name any shares of the Class A Common Stock shall be issuable following exercise of the Early Mandatory Settlement Right shall become the holder of record of such shares as of the close of business on the Early Mandatory Settlement Notice Date.

(d) In the event that the Early Mandatory Settlement Right is exercised with respect to Purchase Contracts that are a component of Units, upon the relevant Early Mandatory Settlement Date, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units; provided, however, that if the Repurchase Date occurs prior to the Early Mandatory Settlement Date, any Holder exercising the Repurchase Right shall surrender the Units on the

Repurchase Date and the Company shall execute, and the Purchase Contract Agent shall authenticate, Separate Purchase Contracts in the same form and in the same number as the Purchase Contracts comprising part of the Units, such Separate Purchase Contracts to be settled on the Early Mandatory Settlement Date.

Section 4.09. Merger Termination Redemption. (a) If the agreement and plan of merger relating to the Company’s pending acquisition of RailAmerica, Inc. has terminated, the Company may elect to redeem all, but not less than all, of the Outstanding Purchase Contracts, on the terms described in this Section 4.09 (a “Merger Termination Redemption”), by delivering notice within the five Business Days immediately following April 30, 2013 (such notice, the “Merger Redemption Notice”) in the manner specified in Section 4.09(b).

(b) In the event of a Merger Termination Redemption, the Company shall provide the Purchase Contract Agent, the Trustee and the Holders of Units, Separate Purchase Contracts and Separate Notes with the Merger Redemption Notice, issue a press release announcing its election and post such press release on its website. The Merger Redemption Notice shall specify:

(i) the Merger Termination Stock Price and the Reference Price;

(ii) the Scheduled Merger Redemption Settlement Date;

(iii) if the Redemption Amount will be determined pursuant to Section 4.09(c)(i), the Redemption Amount;

(iv) if the Redemption Amount will be determined pursuant to Section 4.09(c)(ii), the Merger Redemption Rate, and, if applicable, the number of shares of Class A Common Stock that would otherwise be included in the applicable Redemption Amount that will be replaced with cash;

(v) that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be, pursuant to and in accordance with the Indenture;

(vi) the Repurchase Price and Repurchase Date;

(vii) the last date on which Holders may exercise their Repurchase Right; and

(viii) the procedures that Holders must follow hereunder and under the Indenture to require the Company to repurchase their Notes;

(ix) if any outstanding Securities are Definitive Securities, the name and address of the Purchase Contract Agent; and

(x) any other information the Company determines to be appropriate

If the Company does not specify a number of shares of Class A Common Stock that will be replaced with cash in the Merger Redemption Notice, the Company shall be deemed to have elected to settle the Redemption Amount solely in shares.

(c) In the event of a Merger Termination Redemption, the Company shall deliver the applicable Redemption Amount on the Merger Redemption Settlement Date. The “Redemption Amount” shall mean:

(i) if the Merger Termination Stock Price is equal to or less than the Reference Price, an amount of cash per Purchase Contract equal to (x) the Stated Amount less (y) the applicable Repurchase Price; or

(ii) if the Merger Termination Stock Price is greater than the Reference Price, a number of shares of Class A Common Stock per Purchase Contract equal to the Merger Redemption Rate determined by reference to the table set forth in Section 4.09(e); provided that the Company may elect to pay cash in lieu of any or all of such shares of Class A Common Stock in an amount equal to such number of shares multiplied by the Redemption Market Value; provided further that, if the Company so elects to pay cash, the Company shall specify in the Merger Redemption Notice the number of shares of Class A Common Stock that will be replaced with cash.

The Company shall cause any shares referred to in clause (ii) above to be issued and delivered, together with payment of (a) any cash payable in lieu of fractional shares pursuant to Section 4.13 and (b) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to the applicable Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.11. The Person in whose name any shares of the Class A Common Stock shall be issuable pursuant to a Merger Termination Redemption shall become the holder of record of such shares as of the close of business: (x) on the date of the Merger Redemption Notice, if the Company has elected (or is deemed to have elected) to settle the Redemption Amount solely in shares of Class A Common Stock, or (y) on the last Trading Day of the 20 consecutive Trading Day period used to determine the Redemption Market Value, if the Merger Termination Stock Price is greater than the Reference Price and the Company elects to pay cash in lieu of any but not all shares of Class A Common Stock that would otherwise be included in the Redemption Amount.

(d) The table below sets forth the “Merger Redemption Rate” per Purchase Contract for each Merger Termination Stock Price. The Merger Termination Stock Prices set forth in the first column of the table below shall be adjusted as of any date on which the Fixed Settlement Rates are otherwise adjusted. The adjusted Merger Termination Stock Prices shall equal the Merger Termination Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Maximum Settlement Rate immediately prior to the adjustment giving rise to the Merger Termination Stock Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The Merger Redemption Rates per Purchase Contract in the table in Section 4.09(e) shall be adjusted at the same time and in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(e) The Merger Redemption Rate per Purchase Contract for each Merger Termination Stock Price is set forth below:

Merger Termination Stock Price	Merger Redemption Rate
$64.75	1.3621 (the “Maximum Redemption Rate”)
$70.00	1.3176
$75.00	1.3012
$80.94	1.2850
$85.00	1.2758
$90.00	1.2663
$95.00	1.2585
$100.00	1.2522
$105.00	1.2471
$110.00	1.2430
$115.00	1.2397 (the “Minimum Redemption Rate”)

The exact Merger Termination Stock Prices may not be set forth in the table above, in which case:

(i) if the applicable Merger Termination Stock Price is between two Merger Termination Stock Prices in the table, the Merger Redemption Rate shall be determined by a straight-line interpolation between the Merger Redemption Rates set forth for the higher and lower Merger Termination Stock Prices;

(ii) if the applicable Merger Termination Stock Price is greater than $115.00 per share (subject to adjustment at the same time and in the same manner as the Merger Termination Stock Prices set forth in the table above), then the Merger Redemption Rate shall be the Minimum Redemption Rate; or

(iii) if the applicable Merger Termination Stock Price is less than $64.75 per share (subject to adjustment at the same time and in the same manner as the Merger Termination Stock Prices set forth in the table above), then the Merger Redemption Rate shall be the Maximum Redemption Rate.

(f) In the event of a Merger Termination Redemption with respect to Purchase Contracts that are a component of Units, upon the applicable Merger Redemption Settlement Date, the Company shall execute and the Trustee shall authenticate (pursuant to the Indenture) on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units; provided, however, that if the Repurchase Date occurs prior to the Merger Redemption Settlement Date, any Holder exercising the Repurchase Right shall surrender the Units on the Repurchase Date and the Company shall execute, and the Purchase Contract Agent shall authenticate, Separate Purchase Contracts in the same form and in the same number as the Purchase Contracts comprising part of the Units, such Separate Purchase Contracts to be redeemed on the Merger Redemption Settlement Date.

Section 4.10. Acceleration of Mandatory Settlement Date. If a Bankruptcy Event occurs at any time on or before the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined (the day on which such Bankruptcy Event occurs, the “Acceleration Date”), the Mandatory Settlement Date shall automatically be accelerated to the Acceleration Date and Holders of Purchase Contracts shall be entitled to receive, upon settlement of the Purchase Contracts on such accelerated Mandatory Settlement Date, a number of shares of Class A Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to the Acceleration Date (regardless of the Applicable Market Value of the Class A Common Stock at that time). The Company shall cause to be delivered the shares of Class A Common Stock or Units of Exchange Property, as the case may be, as a result of any such acceleration of the Mandatory Settlement Date in accordance with the provisions set forth in Section 4.05, except that (i) such delivery shall be made on the accelerated Mandatory Settlement Date, and (ii) the Person in whose name any shares of Class A Common Stock shall be issuable following such acceleration shall become the holder of record of such shares as of the close of business on the Acceleration Date.

Section 4.11. Registration of Underlying Shares and Transfer Taxes. The shares of Class A Common Stock underlying the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all documentary, stamp or similar issue or transfer taxes attributable to the delivery thereof, unless any such tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 4.12. Return of Purchase Contract Settlement Fund. In the event a Holder fails to effect surrender or delivery of its Units or Purchase Contracts, if required hereunder, on or following the applicable Settlement Date in accordance with the provisions hereof, any cash constituting part of the Purchase Contract Settlement Fund that is held by the Purchase Contract Agent, including any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts for settlement or redemption in accordance with the provisions hereof or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the passage of two years from the applicable Settlement Date, following which the Purchase Contract Agent shall pay to the Company such Holder’s share of such cash, including any and any dividends or distributions with respect to the shares constituting part of the Purchase Contract Settlement Fund; provided, however, that prior to receiving any such payment, the Company shall mail to each such Holder notice that such property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such property then remaining will be repaid to the Company. After payment to the Company, (A) Holders entitled to such property must look to the Company for payment as general creditors, unless applicable abandoned property law designates another Person, and (B) all liability of the Purchase Contract Agent with respect to such property shall cease.

Section 4.13. No Fractional Shares. No fractional shares or scrip certificates representing fractional shares of Class A Common Stock shall be issued or delivered to Holders upon settlement or redemption of the Purchase Contracts. In lieu of any fractional shares of Class A Common Stock that would otherwise be issuable upon settlement or redemption of any Purchase Contracts, a Holder of a Purchase Contract shall be entitled to receive an amount in cash equal to the fraction of a share of Class A Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled or redeemed, multiplied by the Daily VWAP of the Class A Common Stock on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date, Fundamental Change Early Settlement Date, Early Mandatory Settlement Date or Merger Redemption Settlement Date, as the case may be. The Company shall provide the Purchase Contract Agent with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 4.13 in a timely manner.

ARTICLE 5

ADJUSTMENTS

Section 5.01. Adjustments to the Fixed Settlement Rates. (a) Each Fixed Settlement Rate shall be subject to adjustment, without duplication, upon:

(i) The issuance of Class A Common Stock as a dividend or distribution to all or substantially all of the holders of Class A Common Stock, or a subdivision or combination of Class A Common Stock, in which event each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	OS1 ________
OS0

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1 =	the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made pursuant to this clause (i) will become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution described of the type described in this clause (i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or the open of business on the effective date for such share subdivision or share combination, as applicable, shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company shall not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury by the Company.

(ii) The issuance to all or substantially all holders of Class A Common Stock of rights, options or warrants entitling such holders for a period expiring 45 calendar days or less from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Class A Common Stock at a price per share less than the average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution per share of Class A Common Stock, in which event each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(OS0 + X) _______
(OS0 + Y)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the close of business on such Record Date;

X =	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the total number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution per share of Class A Common Stock.

Any adjustment made pursuant to this clause (ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. In the event that such rights, options or warrants described in this clause (ii) are not so issued, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options or warrants, to such Fixed Settlement Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date of such expiration or the date of such exercise, as the case may be, to such Fixed Settlement Rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at less than such average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution per share of Class A Common Stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

For the purposes of this clause (ii), the number of shares of Class A Common Stock at the time outstanding shall not include shares held in treasury by the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company shall not issue any such rights, options or warrants in respect of shares of Class A Common Stock held in treasury by the Company.

(iii) The dividend or other distribution to all or substantially all holders of Class A Common Stock of shares of Capital Stock (other than Class A Common Stock), evidences of the Company’s indebtedness, assets or rights, options or warrants to acquire Capital Stock, indebtedness or assets (excluding (1) any dividend, distribution or issuance covered by Section 5.01(a)(i), Section 5.01(a)(ii) or Section 5.01(a)(iv), (2) any dividend or distribution in connection with a Spin-Off covered by the portion of this Section 5.01(a)(iii) relating to Spin-Offs and (3) any securities, cash or other property that is distributed in, and will constitute Exchange Property as a result of, a Reorganization Event), in which event each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	SP0 ________
(SP0 — FMV)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0 =	the average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding such Ex-Date for such dividend or distribution; and

FMV =	the Fair Market Value on the Ex-Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per share of Class A Common Stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of Class A Common Stock, the kind and amount of Capital Stock, evidences of indebtedness, assets or rights, options or warrants that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Maximum Settlement Rate in effect on the Record Date for the dividend or distribution.

Any adjustment made pursuant to the portion of this clause (iii) above shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this Section 5.01(a)(iii) is a Spin-Off, then each Fixed Settlement Rate shall instead be adjusted based on the following formula:

SR1 =	SR0 x	(FMV0 + MP0) ________
MP0

where,

SR0 =

the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

SR1 =

the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

FMV0 =

the average of the Daily VWAPs of the Capital Stock or similar equity interests distributed to holders of Class A Common Stock applicable to one share of Class A Common Stock for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; and

MP0 =	the average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off.

Any adjustment made pursuant to this portion of this clause (iii) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; provided that, if any date for determining the number of shares of Class A Common Stock issuable to a Holder occurs during the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the beginning of the 10 consecutive Trading Day period and such date of determination for purposes of determining the Fixed Settlement Rates. In the event that such distribution described in this clause (iii) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to such Fixed Settlement Rate that would then be in effect if such distribution had not been declared.

For purposes of this Section 5.01(a)(iii) (and subject in all respect to Section 5.01(b)), rights, options or warrants distributed by the Company to all holders of its Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.01(a)(iii) (and no adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Settlement Rates shall be made under this Section 5.01(a)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Settlement Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Settlement Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Settlement Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 5.01(a)(i), Section 5.01(a)(ii) and this Section 5.01(a)(iii), any dividend or distribution to which this Section 5.01(a)(iii) is applicable that also includes one or both of:

(A) a dividend or distribution of shares of Class A Common Stock to which Section 5.01(a)(i) is applicable (the “Clause I Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 5.01(a)(ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution and the Clause II Distribution, shall be deemed to be a dividend or distribution to which this Section 5.01(a)(iii) is applicable (the “Clause III Distribution”) and any Fixed Settlement Rate adjustment required by this Section 5.01(a)(iii) with respect to such Clause III Distribution shall then be made, and (2) the Clause I Distribution and Clause II Distribution shall be deemed to immediately follow the Clause III Distribution and any Fixed Settlement Rate adjustment required by Section 5.01(a)(i) and Section 5.01(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause I Distribution and the Clause II Distribution shall be deemed to be the Record Date of the Clause III Distribution and (II) any shares of Class A Common Stock included in the Clause I Distribution or Clause II Distribution shall be deemed not to be “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 5.01(a)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 5.01(a)(ii).

(iv) The dividend or distribution to all or substantially all holders of Class A Common Stock of exclusively cash (excluding (1) any cash that is distributed in, and will constitute Exchange Property as a result of, a Reorganization Event or (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), in which event, each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	SP0 ________
(SP0 — C)

where,

SR0 =	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1 =	the Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 =	the average of the Daily VWAPs of the Class A Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

C =	the amount in cash per share the Company distributes to holders of Class A Common Stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each Holder of a Unit or Separate Purchase Contract to receive, for each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Maximum Settlement Rate on the Record Date for such cash dividend or distribution.

Any adjustment made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. In the event that any dividend or distribution described in this clause (iv) is not so made, each Fixed Settlement Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Settlement Rate which would then be in effect if such dividend or distribution had not been declared.

(v) The Company or one or more Subsidiaries of the Company makes purchases of Class A Common Stock pursuant to a tender offer or exchange offer by the Company or one of its Subsidiaries for Class A Common Stock if the amount of cash and value of any other consideration included in the payment per share of Class A Common Stock validly tendered or exchanged exceeds the average of the Daily VWAP per share of Class A Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Tender Offer Expiration Date”), in which event each Fixed Settlement Rate shall be adjusted based on the following formula:

SR1 =	SR0 x	(FMV + (SP1 x OS1)) ________
(SP1 x OS0)

where,

SR0 =

the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

SR1 =

the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

FMV =	the Fair Market Value of the aggregate value of all cash and any other consideration paid or payable for shares purchased in such tender offer or exchange offer;

OS1 =

the number of shares of Class A Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer on the Tender Offer Expiration Date (the “Tender Offer Expiration Time”) (after giving effect to such tender offer or exchange offer);

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the Tender Offer Expiration Time (prior to giving effect to such tender offer or exchange offer); and

SP1 =	the average of the Daily VWAPs of the Class A Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date.

Any adjustment made pursuant to this clause (v) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date; provided that, if any date for determining the number of shares of Class A Common Stock issuable to a Holder occurs during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between such Tender Offer Expiration Date and such date of determination for the purposes of determining the Fixed Settlement Rates. If the Company or one of its Subsidiaries is obligated to purchase shares of Class A Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall be readjusted to such Fixed Settlement Rate that would then be in effect if such tender offer or exchange offer had not been made.

(b) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Class A Common Stock on any date for determining the number of shares of Class A Common Stock issuable to a Holder, Holders shall receive, in addition to the Class A Common Stock, the rights under such rights plan, unless, prior to such date of determination, the rights have separated from the Class A Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation of such rights as if the Company made a distribution to all holders of the Class A Common Stock pursuant to Section 5.01(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(c) Adjustment for Tax Reasons. To the extent permitted by applicable law and the continued listing requirements of the NYSE (or any other stock exchange on which the Units, Separate Purchase Contracts or Class A Common Stock may then be listed), the Company may make such increases in each Fixed Settlement Rate, in addition to any other increases required by this Article 5, as the Company deems advisable to avoid or diminish any income tax to holders of the Class A Common Stock resulting from any dividend or distribution of shares of Class A Common Stock (or issuance of rights, options or warrants to acquire shares of Class A Common Stock) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Settlement Rate.

(d) Calculation of Adjustments. All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Class A Common Stock. No adjustment in a Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least 1.0% therein. If any adjustment is not required to be made by reason of this Section 5.01(d), then such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided that on any date for determining the number of shares of Class A Common Stock issuable to a Holder, adjustments to the Fixed Settlement Rates shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date of determination.

(e) Adjustments to Stock Prices. Upon each adjustment to the Fixed Settlement Rates pursuant to Section 5.01, an inversely proportional adjustment shall also be made to the Reference Price. Such adjustment shall be made by dividing the Reference Price by a fraction, the numerator of which shall be the Minimum Settlement Rate immediately after such adjustment pursuant to Section 5.01 and the denominator of which shall be such Minimum Settlement Rate immediately before such adjustment. For the avoidance of doubt, no separate inversely proportional adjustment shall be made to the Threshold Appreciation Price because it is equal to the Stated Amount divided by the Minimum Settlement Rate (such quotient rounded to the nearest $0.0001), as adjusted in the manner described herein. The Company shall make appropriate adjustments, if any, to the relevant Daily VWAPs prior to the relevant issuance date, Record Date, Ex-Date, effective date or Tender Offer Expiration Date, as the case may be, used to calculate the Applicable Market Value, Redemption Market Value, Stock Price or Merger Termination Stock Price to account for any adjustment to the Fixed Settlement Rates if the related issuance date, Record Date, Ex-Date, effective date or Tender Offer Expiration Date occurs during (i) the 20 consecutive Trading Day period used for calculating the Applicable Market Value or Redemption Market Value, (ii) any period during which the Merger Termination Stock Price is calculated for purposes of determining the Merger Redemption Rate or (iii) any period during which the Stock Price is calculated for purposes of determining the Fundamental Change Early Settlement Rate.

(f) Limitation on Adjustments. No adjustment to the Fixed Settlement Rates shall be made if Holders of Units or any separate Purchase Contracts may participate in the transaction (at a level based on the Maximum Settlement Rate) that would otherwise give rise to an adjustment at the same time and on the same terms as holders of the Class A Common Stock without having to settle the Purchase Contracts. In addition, except as set forth above, the Fixed Settlement Rates shall not be adjusted for the issuance of common stock of the Company or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing, or for the repurchase of common stock. For the avoidance of doubt, the Fixed Settlement Rates shall not be adjusted:

(i) upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii) upon the issuance of any shares of Class A Common Stock, restricted stock or restricted stock units or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(iii) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) upon the repurchase of any shares of Class A Common Stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 5.01(a)(v);

(v) for the sale or issuance of shares of Class A Common Stock, or securities convertible into or exercisable for shares of Class A Common Stock, for cash, including at a price per share less than the Fair Market Value thereof or otherwise or in an acquisition, except as described in one of Section 5.01(a)(i) through Section 5.01(a)(v) above;

(vi) for a third party tender offer; or

(vii) for a change in the par value or no par value of the Class A Common Stock.

(g) Notice of Adjustment. Whenever the Fixed Settlement Rates are adjusted, the Company shall:

(i) prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth such adjusted Fixed Settlement Rates, the adjusted Fundamental Change Early Settlement Rates and the adjusted Merger Redemption Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) within ten Business Days following the occurrence of an event that requires an adjustment to the Fixed Settlement Rates, the Fundamental Change Early Settlement Rates and the Merger Redemption Rates, provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, which notice may be made by a press release; and

(iii) within ten Business Days following the determination of such adjusted Fixed Settlement Rates, Fundamental Change Early Settlement Rates and Merger Redemption Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Settlement Rates, Fundamental Change Early Settlement Rates and Merger Redemption Rates was determined and setting forth such adjusted Fixed Settlement Rates, Fundamental Change Early Settlement Rates and Merger Redemption Rates and the facts requiring such adjustment and upon which such adjustment is based, which notice may be made by a press release.

Section 5.02. Reorganization Events. (a) In the event of:

(i) any merger with or into or consolidation with any other entity (other than a merger or consolidation in which the Company is the continuing or surviving corporation and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person);

(ii) any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any other Person or entity;

(iii) any reclassification of Class A Common Stock into securities including securities other than Class A Common Stock; or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Class A Common Stock would be converted into, or exchanged for, securities, cash and/or other property (each, a “Reorganization Event”), then at and after the effective time of the Reorganization Event, each Purchase Contract outstanding shall, without the consent of Holders, become a contract to purchase the kind and amount of securities, cash and/or other property that a holder of Class A Common Stock would have been entitled to receive in connection with such Reorganization Event (such securities, cash and other property, the “Exchange Property” with each “Unit of Exchange Property” being the kind and amount of Exchange Property that a holder of one share of Class A Common Stock would have received in such Reorganization Event) and, prior to or at the effective time of such Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Purchase Contract Agent and the Trustee a supplemental agreement permitted under Section 9.01(iv) providing for such change in the right to settle the Purchase Contracts.

For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election. The Company shall notify the Purchase Contract Agent in writing of such weighted average as soon as practicable after such determination is made.

The number of Units of Exchange Property that the Company shall cause to be delivered for each Purchase Contract settled or redeemed (if the Company elects not to deliver solely cash in respect of such redemption pursuant to Section 4.09(c)(ii)) following the effective date of such Reorganization Event shall be equal to the number of shares of Class A Common Stock that the Company would otherwise be required to deliver as determined by the Settlement Rate, the Early Mandatory Settlement Rate, the Early Settlement Rate, the Fundamental Change Early Settlement Rate or the Merger Redemption Rate, as the case may be (without interest thereon and without any right to dividends or distributions thereon which have a Record Date prior to the date such Purchase Contracts are actually settled). Each Fixed Settlement Rate shall be determined based upon the applicable Market Value of a Unit of Exchange Property that a holder of one share of Class A Common Stock would have received in such Reorganization Event.

The “Market Value” of a Unit of Exchange Property shall be determined, on any date of determination, with respect to:

(A) any publicly traded securities that comprises all or part of the Exchange Property, based (to the extent practicable) on the volume weighted average price of such securities on such date;

(B) any cash that composes all or part of the Exchange Property, based on the amount of such cash; and

(C) any other property that composes all or part of the Exchange Property, based on the value of such property on such date, as determined, in each case, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

At and after the effective time of any Reorganization Event, references to Class A Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

Such supplemental agreement described in the first paragraph of this Section 5.02(a) shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 5. If, in the case of any Reorganization Event, the Exchange Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then such supplemental agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Equity-Linked Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental agreement pursuant to Section 5.02(a), the Company shall promptly file with the Purchase Contract Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Exchange Property after any such Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event or, if earlier, within 20 days of the execution of any supplemental agreement pursuant to Section 5.02(a), provide written notice to the Purchase Contract Agent and Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property and of the execution of such supplemental agreement, if applicable. Failure to deliver such notice shall not affect the operation of this Section 5.02 or the legality or validity of any such supplemental agreement.

(c) The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 5.02. None of the foregoing provisions shall affect the right of a Holder of Purchase Contracts to effect Early Settlement pursuant to Section 4.06 and Section 4.07 prior to the effective date of such Reorganization Event.

(d) The above provisions of Section 5.02(a) shall similarly apply to successive Reorganization Events and the provisions of Section 5.01 shall apply to any shares of Capital Stock of the Company (or any successor) received by the holders of Class A Common Stock in any such Reorganization Event.

ARTICLE 6

CONCERNING THE HOLDERS OF PURCHASE CONTRACTS

Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by a specified percentage of number of Purchase Contracts may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 8.01 and Section 8.03) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Article 6.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Section 8.01 and Section 8.03, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same.

(b) The ownership of the Units and the Purchase Contracts shall be proved by the Security Register or by a certificate of the Security Registrar.

Section 6.03. Purchase Contracts Deemed Not Outstanding. In determining whether the Holders of the requisite number of Outstanding Purchase Contracts have concurred in any direction, consent or waiver under this Agreement, Purchase Contracts which are owned by the Company or by any Affiliate of the Company with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding Purchase Contracts for the purpose of any such determination, except that for the purpose of determining whether the Purchase Contract Agent shall be protected in relying on any such direction, consent or waiver only Purchase Contracts which a Responsible Officer of the Purchase Contract Agent knows are so owned shall be so disregarded. Purchase Contracts so owned which have been pledged in good faith may be regarded as Outstanding Purchase Contracts if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Purchase Contracts and that the pledgee is not the Company or any Affiliate of the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Purchase Contract Agent in accordance with such advice. Upon request of the Purchase Contract Agent, the Company shall furnish to the Purchase Contract Agent promptly an Officers’ Certificate listing and identifying all Purchase Contracts, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01 and Section 8.03, the Purchase Contract Agent shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Purchase Contracts not listed therein are Outstanding Purchase Contracts for the purpose of any such determination.

Section 6.04. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Purchase Contract Agent, as provided in Section 6.01, of the taking of any action by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action, any Holder of a Purchase Contract the serial number of which is shown by the evidence to be included among the serial numbers of the Purchase Contracts the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article 6, revoke such action so far as concerns such Purchase Contract; provided that such revocation shall not become effective until three Business Days after such filing. Except as aforesaid, any such action taken by the Holder of any Purchase Contract shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Purchase Contract and of any Purchase Contracts issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Purchase Contract. Any action taken by the Holders of the percentage of the number of Purchase Contracts specified in this Agreement in connection with such action shall be conclusively binding upon the Company, the Purchase Contract Agent, the Trustee and the Holders of all the Purchase Contracts affected by such action.

Section 6.05. Record Date for Consents and Waivers. The Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given made or taken by Holders of Purchase Contracts. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite number of Outstanding Purchase Contracts prior to the date which is the 120th day after such record date, any such waiver or consent previously given shall automatically and, without further action by any Holder be cancelled and of no further effect.

ARTICLE 7

REMEDIES

Section 7.01. Unconditional Right of Holders to Receive Shares of Class A Common Stock. Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Class A Common Stock (and/or, in the case of a Merger Termination Redemption, any cash included in the Redemption Amount), pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Class A Common Stock (and/or, in the case of a Merger Termination Redemption, any cash included in the Redemption Amount) and such right shall not be impaired without the consent of such Holder.

Section 7.02. Notice To Purchase Contract Agent; Limitation On Proceedings. Holders of not less than 25% of Outstanding Purchase Contracts, by notice given to the Purchase Contract Agent, may request that Purchase Contract Agent to institute proceedings with respect to a default relating to any covenant hereunder. No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of Class A Common Stock (and/or, in the case of a Merger Termination Redemption, any cash included in the Redemption Amount), deliverable upon settlement or redemption of the Purchase Contracts on any Settlement Date.

Section 7.03. Restoration of Rights and Remedies. If any Holder or the Purchase Contract Agent has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder or the Purchase Contract Agent, then and in every such case, subject to any determination in such proceeding, the Company and such Holder or the Purchase Contract Agent shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 7.04. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders or the Purchase Contract Agent is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.05. Delay or Omission Not Waiver. No delay or omission of any Holder or the Purchase Contract Agent to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders or the Purchase Contract Agent may be exercised from time to time, and as often as may be deemed expedient, by such Holders or the Purchase Contract Agent.

Section 7.06. Undertaking for Costs. Each party to this Agreement agrees, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Class A Common Stock or other Exchange Property issuable upon settlement or the Redemption Amount payable upon redemption, as the case may be, of the Purchase Contracts held by such Holder.

Section 7.07. Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.08. Control by Majority. The Holders of not less than a majority in number of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received indemnity reasonably satisfactory to it. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or the Purchase Contract Agreement, that may involve it in personal liability or that may be unduly prejudicial to the Holders of Purchase Contracts not joining in the action.

ARTICLE 8

THE PURCHASE CONTRACT AGENT AND TRUSTEE

Section 8.01. Certain Duties and Responsibilities. (a) Each of the Purchase Contract Agent and Trustee undertakes to perform, with respect to the Units and Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) the duties and obligations of the Purchase Contract Agent with respect to the Purchase Contracts shall be determined solely by the express provisions of this Agreement, and the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent or the Trustee;

(ii) in the absence of bad faith on the part of the Purchase Contract Agent and/or the Trustee, as applicable, the Purchase Contract Agent and/or the Trustee, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Purchase Contract Agent and/or the Trustee, as applicable, and conforming to the requirements of this Agreement; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent and/or the Trustee, the Purchase Contract Agent and/or the Trustee, as applicable, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(iii) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Purchase Contract Agent and/or the Trustee, as applicable, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

(iv) the Purchase Contract Agent and/or the Trustee, as applicable, shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 7.08 relating to the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent and/or the Trustee, as applicable, or exercising any right or power conferred upon the Purchase Contract Agent and/or the Trustee, as applicable, under this Agreement.

(c) This Agreement shall not be deemed to create a fiduciary relationship under state or federal law between Wilmington Trust, National Association, in its capacity as the Purchase Contract Agent, and any Holder of any Equity-Linked Security or between Wilmington Trust, National Association, in its capacity as Trustee under the Indenture, and any Holder of any Purchase Contract (whether separated or as part of a Unit). Nothing herein shall be deemed to govern or effect the Trustee’s rights, duties, responsibilities, benefits, protections, indemnities or immunities with respect to the Notes, which shall be governed by the Indenture.

None of the provisions contained in this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 8.02. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has knowledge (subject to Section 8.03(h)), the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Purchase Contracts, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived.

Section 8.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 8.01:

(a) the Purchase Contract Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Purchase Contract Agent by a Board Resolution;

(c) the Purchase Contract Agent may consult with counsel of its selection and any advice of such counsel promptly confirmed in writing shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement (including, without limitation, pursuant to Section 7.08), unless such Holders shall have offered to the Purchase Contract Agent reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Purchase Contract Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

(f) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in number of the Outstanding Purchase Contracts; provided that, if the payment within a reasonable time to the Purchase Contract Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Purchase Contract Agent, not reasonably assured to the Purchase Contract Agent by the security afforded to it by the terms of this Agreement, the Purchase Contract Agent may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Purchase Contract Agent or any predecessor Purchase Contract Agent, shall be repaid by the Company upon demand;

(g) the Purchase Contract Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Purchase Contract Agent shall not be charged with knowledge of any default with respect to a series of Securities unless a Responsible Officer of the Purchase Contract Agent assigned to the Corporate Trust Office of the Purchase Contract Agent (or any successor division or department of the Purchase Contract Agent) shall have received written notice of such default from the Company or any Holder;

(i) the permissive rights of the Purchase Contract Agent hereunder shall not be construed as duties;

(j) in no event shall the Purchase Contract Agent be liable for any consequential, special, punitive or indirect loss or damages, even if advised of the likelihood thereof in advance and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent and the Trustee (whether or not the Trustee is expressly referred to in connection with any such rights, privileges, protections, immunities and benefits) in each of their capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(l) each of the Purchase Contract Agent and the Trustee may request that the Company deliver an Officers’ Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Agreement, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded;

(m) neither the Purchase Contract Agent nor the Trustee shall be responsible for delays or failures in performance of its obligations hereunder resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters, it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(n) the Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock or any securities or property that may at any time be issued or delivered hereunder, and the Purchase Contract Agent makes no representation with respect thereto; and

(o) the Purchase Contract Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Class A Common Stock or other securities or property hereunder.

Section 8.04. Not Responsible for Recitals. The recitals contained herein and in the Certificates shall be taken as the statements of the Company and neither the Purchase Contract Agent nor the Trustee assumes any responsibility for their accuracy. Neither the Purchase Contract Agent nor the Trustee makes any representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. Neither the Purchase Contract Agent nor the Trustee shall be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 8.05. May Hold Units and Purchase Contracts. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent, the Trustee and any of their Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

Section 8.06. Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as specifically instructed by the Company in an Issuer Order.

Section 8.07. Compensation, Reimbursement and Indemnification. The Company covenants and agrees to pay to the Purchase Contract Agent from time to time, and the Purchase Contract Agent shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Purchase Contract Agent and the Company covenants and agrees to pay or reimburse the Purchase Contract Agent and each predecessor Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Company also covenants to indemnify the Purchase Contract Agent and each predecessor Purchase Contract Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Purchase Contract Agent), incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in the premises. The obligations of the Agreement under this Section 8.07 to compensate and indemnify the Purchase Contract Agent and each predecessor Purchase Contract Agent and to pay or reimburse the Purchase Contract Agent and each predecessor Purchase Contract Agent for expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the resignation or removal of the Purchase Contract Agent. If the Purchase Contract Agent incurs any expenses, or if the Purchase Contract Agent is entitled to any compensation for services rendered (including fees and expenses of its agent and counsel), in each case, in connection with the performance of its obligations under this Agreement after the occurrence of a Bankruptcy Event, then any such expenses or compensation are intended to constitute expenses of administration under applicable Bankruptcy Laws.

Section 8.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder. The Purchase Contract Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 8.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 8.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by the Holders of a majority in number of the Outstanding Purchase Contracts. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 8.10 shall not have been delivered to the Purchase Contract Agent within 30 days after evidence of such removal is delivered to the Company and Purchase Contract Agent, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent shall cease to be eligible under Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 8.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 8.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 8.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent. At the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment or reimbursement of any amounts due to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 8.11. Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Equity-Linked Securities shall have been authenticated on behalf of the Holders by the Trustee and Purchase Contract Agent then in office, but not delivered, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such Purchase Contract Agent’s authentication and deliver the Equity-Linked Securities so authenticated with the same effect as if such successor Purchase Contract Agent had itself authenticated such Equity-Linked Securities.

Section 8.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (such three or more Holders, the “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 8.13. Tax Compliance. (a) The Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any shares of Class A Common Stock (or, if applicable, cash) delivered by it upon settlement or redemption of the Purchase Contracts, any amounts paid in lieu of fractional shares of Class A Common Stock upon settlement or redemption of the Purchase Contracts, and any other amounts included in the Purchase Contract Settlement Fund paid to Holders upon settlement of any Purchase Contracts or (ii) the issuance, delivery, holding, transfer or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. Notwithstanding anything to the contrary, the Purchase Contract Agent’s obligations under this Section 8.14 shall extend only to form 1099 reporting and any applicable income tax or backup withholding unless and until the Purchase Contract Agent is otherwise notified by the Company pursuant to paragraph (b) below.

(b) The Purchase Contract Agent shall, in accordance with the terms hereof, comply with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 8.01(b)(ii).

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request. For the avoidance of doubt, any costs or expenses incurred by the Purchase Contract Agent in connection with complying with its obligations under this Section 8.14 shall be covered by Section 8.07.

ARTICLE 9

SUPPLEMENTAL AGREEMENTS

Section 9.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(i) evidence the succession of another Person to the Company’s obligations, and the assumption by any such successor of the covenants and obligations of the Company under this Agreement and the Units and Separate Purchase Contracts, if any;

(ii) add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers hereunder;

(iii) evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) upon the occurrence of a Reorganization Event, solely (a) provide that each Purchase Contract shall become a contract to purchase Exchange Property and (b) effect the related changes to the terms of the Purchase Contracts, in each case, as required pursuant to Section 5.02(a);

(v) conform the terms of the Purchase Contracts or the provisions of this Agreement to the “Description of the Purchase Contracts” or “Description of the Units” sections in the Prospectus Supplement;

(vi) cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, so long as such action does not adversely affect the interest of the Holders; or

(vii) make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the Holders.

Section 9.02. Supplemental Agreements With Consent of Holders. With the consent of the Holders of not less than a majority in number of the Outstanding Purchase Contracts, the Company, when authorized by a Board Resolution, the Purchase Contract Agent and the Trustee may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby:

(i) reduce the number of shares of Class A Common Stock deliverable upon settlement of the Purchase Contracts (except to the extent expressly provided in Section 5.01);

(ii) change the Mandatory Settlement Date, the Early Settlement Right or the Fundamental Change Early Settlement Right;

(iii) reduce the Redemption Amount or impair the right of any Holder to receive such amount if the Company elects to redeem the Purchase Contracts in connection with a Merger Termination Redemption;

(iv) reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or the Purchase Contract Agreement; or

(v) impair the right to institute suit for the enforcement of the Purchase Contracts.

It shall not be necessary for any consent of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent and Trustee shall be provided, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and does not violate the

Indenture, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent and Trustee may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s or Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 9.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 9.05. Reference to Supplemental Agreements. Securities authenticated on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

Section 9.06. Notice of Supplemental Agreements. After any supplemental agreement under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental agreement.

ARTICLE 10

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions. The Company covenants that it will not merge with or into or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or entity, unless:

(i) the resulting, surviving or transferee entity (if not the Company) is a corporation or limited liability company that is treated as a corporation for U.S. federal income tax purposes, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation or limited liability company (if not the Company) expressly assumes in writing all of the Company’s obligations under the Units, the Purchase Contracts and this Agreement;

(ii) immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the Units, the Purchase Contracts or this Agreement; and

(iii) the Company has delivered to the Purchase Contract Agent the Officer’s Certificate and Opinion of Counsel required under Section 10.03.

Section 10.02. Rights and Duties of Successor Entity. In case of any such merger, consolidation, sale, assignment, transfer or conveyance (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 10.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofor shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent and Trustee (if applicable) shall authenticate on behalf of the Holders and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent and Trustee for authentication, and any Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent and Trustee for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofor or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

Section 10.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 8.01 and Section 8.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been complied with.

ARTICLE 11

COVENANTS OF THE COMPANY

Section 11.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units and Purchase Contracts that it will duly and punctually perform its obligations under the Units and Purchase Contracts in accordance with the terms of the Units and Purchase Contracts and this Agreement.

Section 11.02. Maintenance of Office Or Agency. The Company will maintain in the Borough of Manhattan, New York City or in Wilmington, Delaware an office or agency where Securities may be presented or surrendered, if required hereunder, for acquisition of shares of Class A Common Stock (and/or, in the case of a Merger Termination Redemption, any cash included in the Redemption Amount) upon settlement or redemption of the Purchase Contracts on any Settlement Date, and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City or in Delaware for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 11.03. Statements of Officers of the Company as to Default; Notice of Default. (a) The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the Issue Date is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall promptly deliver to the Purchase Contract Agent written notice of the occurrence of any default in the performance and observance of any of the terms, provisions and conditions hereof and the status thereof.

Section 11.04. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of the Company; provided that this Section 11.04 shall not prohibit any transaction otherwise permitted by Article 10.

Section 11.05. Company to Reserve Class A Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for issuance upon settlement or redemption of the Purchase Contracts, that number of shares of Class A Common Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement at the Maximum Settlement Rate.

Section 11.06. Covenants as to Class A Common Stock. The Company covenants that all shares of Class A Common Stock issuable upon settlement or redemption of any Outstanding Purchase Contract will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the Class A Common Stock shall be listed on the NYSE or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Class A Common Stock shall be so listed on such exchange, all Class A Common Stock issuable upon settlement or redemption of the Purchase Contracts; provided, however, that, if the rules of such exchange permit the Company to defer the listing of such Class A Common Stock until the first delivery of Class A Common Stock upon settlement or redemption of Purchase Contracts in accordance with the provisions of this Agreement, the Company covenants to list such Class A Common Stock issuable upon settlement or redemption of the Purchase Contracts in accordance with the requirements of such exchange at such time.

Section 11.07. Tax Treatment. The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for all purposes, including United States federal income tax purposes, to (a) treat each Unit as an investment unit composed of two separate instruments, in accordance with its form, (b) treat each Note as indebtedness of the Company and (c) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract so that such Beneficial Holder’s initial tax basis in each Note will be $14.1023 and such Beneficial Holder’s initial tax basis in each Purchase Contract will be $85.8977.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GENESEE & WYOMING INC.

By:	/s/ John C. Hellmann
Name: John C. Hellmann
Title: Chief Executive Officer

By:	/s/ Allison Fergus
Name: Allison Fergus
Title: General Counsel and Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Banking Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Banking Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Attorney-in-Fact of the Holders from time to time as provided under the Purchase Contract Agreement

By:	/s/ Joshua C. Jones
Name: Joshua C. Jones
Title: Banking Officer

EXHIBIT A

[FORM OF FACE OF UNIT]

[THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include if a Global Unit.

A-1

GENESEE & WYOMING INC.

5.00% TANGIBLE EQUITY UNITS

CUSIP No.         371559 204

ISIN No.     US3715592040

No.	[Initial]* Number of Units

This Unit certifies that [CEDE & CO., as nominee of The Depository Trust Company]*[             ]** (the “Holder”), or registered assigns, is the registered owner of the number of Units set forth above[, or such other number of Units reflected in the books and records of the Depositary and the Purchase Contract Agent, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number, taken together with the number of all other outstanding Units, shall not exceed 2,300,000 Units at any time]*.

Each Unit consists of (i) a Purchase Contract issued by the Company, and (ii) a Note issued by the Company. Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of September 19, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and Wilmington Trust, National Association, as Trustee (including its successors hereunder, the “Trustee”) under the Indenture.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustee, the Company and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

A-2

The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (1) treat each Unit as an investment unit composed of two separate instruments, in accordance with its form, (2) treat each Note as indebtedness of the Company and (3) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Note and the Purchase Contract so that such Beneficial Holder’s initial tax basis in each Note will be $14.1023 and each such Beneficial Holder’s initial tax basis in each Purchase Contract will be $85.8977.

The Units, and any claim, controversy or dispute arising under or related to the Units, shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the event of any inconsistency between the provisions of this Unit and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

[SIGNATURES ON THE FOLLOWING PAGE]

A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GENESEE & WYOMING INC.

By:
Name:
Title:

By:
Name:
Title:

A-4

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts included in the Units evidenced hereby)

By:	Wilmington Trust, National Association, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

A-5

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE

INDENTURE

This is one of the Units referred to in the within mentioned Purchase Contract Agreement.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Authorized Signatory

A-6

[FORM OF REVERSE OF UNIT]

[Intentionally Blank]

A-7

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

Wilmington Trust, National Association

[Rodney Square North

1100 North Market Street

Wilmington, DE 19890 – 1600

Facsimile: 302-636-4145]

Attention: Corporate Client Services

Re: Separation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to separate              Units [as to which it holds a Book-Entry Interest]* (the “Relevant Units”) into a number of Notes equal to the number of Relevant Units and a number of Purchase Contracts equal to the number of Relevant Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated September 19, 2012 among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time and Wilmington Trust, National Association, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

A-8

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]*.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

A-9

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

Wilmington Trust, National Association

[Rodney Square North

1100 North Market Street

Wilmington, DE 19890 – 1600

Facsimile: 302-636-4145]

Attention: Corporate Client Services

Re: Recreation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to recreate              Units [as to which it holds a Book-Entry Interest]* (the “New Units”) from a number of Separate Notes equal to the number of New Units and a number of Separate Purchase Contracts equal to the number of New Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of September 19, 2012 among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time and Wilmington Trust, National Association, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* the number of Units specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

A-10

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]*.

Dated:

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

A-11

ATTACHMENT 3

GENESEE & WYOMING INC.

PURCHASE CONTRACTS

No.	Initial Number of Purchase Contracts:

This Purchase Contract certifies that, Wilmington Trust, National Association, as attorney-in-fact of holder(s) of the Purchase Contracts evidenced hereby, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above, or such other number of Purchase Contracts reflected in the books and records of the Depositary and the Purchase Contract Agent, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 2,300,000 Purchase Contracts at any time.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of Class A common stock, $0.01 par value (“Class A Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract has settled or been redeemed prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

A-12

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GENESEE & WYOMING INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

A-13

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

A-14

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of September 19, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among Genesee & Wyoming Inc., a Delaware corporation (the “Company”), Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and Wilmington Trust, National Association, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Class A Common Stock equal to the Settlement Rate, unless such Purchase Contract has settled or been redeemed prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Class A Common Stock will be issued upon settlement or redemption of Purchase Contracts, as provided in Section 4.13 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the 5.00% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Purchase Contract Agent hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contract Agreement, the Purchase Contracts or the transactions contemplated thereby, to the extent permitted by law.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Class A Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: UNIF GIFT MIN ACT:	as tenants in common	Custodian
	(cust)	(minor)
Under Uniform Gifts to Minors
Act of

TENANT: JT TEN:	as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature
Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Class A Common Stock or other securities, as applicable, deliverable upon settlement or redemption of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share (or cash included in the Redemption Amount, if applicable), to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Class A Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee: (if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for shares of Class A Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Class A Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Class A Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ATTACHMENT 4

GENESEE & WYOMING INC.

4.50% SENIOR AMORTIZING NOTES DUE 2015

No.	Initial Number of Notes:

GENESEE & WYOMING INC., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust, National Association, as attorney-in-fact of holder(s) of the Notes evidenced hereby, or its registered assigns (the “Holder”), the initial principal amount of $14.1023 for each of the number of Notes set forth above, or such other number of Notes reflected in the books and records of the Depositary and the Trustee, in accordance with the terms of the Indenture, but which number of Notes, taken together with the number of all other outstanding Notes, shall not exceed 2,300,000 Notes at any time, in equal quarterly installments of $1.25 per Note (except for the January 1, 2013 installment, which shall be $1.4167 per Note) (each such payment, an “Installment Payment,” constituting a payment of interest at the rate per year of 4.50% and a partial repayment of principal) payable on each January 1, April 1, July 1 and October 1 commencing on January 1, 2013 (each such date, an “Installment Payment Date” and the period from, and including, September 19, 2012 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from, and including, an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), all as set forth on the reverse hereof, with the final Installment Payment due and payable on October 1, 2015.

The Installment Payment on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Installment Payment for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any Installment Payment Date is not a Business Day, then payment of the Installment Payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date when such Installment Payment was originally due. Installment Payments shall be paid to the Person in whose name the Note is registered at the close of business on December 15, March 15, June 15 and September 15, as applicable (each, a “Regular Record

Date”). Installment Payments shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or in Wilmington, Delaware; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the Trustee.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GENESEE & WYOMING INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes of the series designated herein referred to in the within mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

GENESEE & WYOMING INC.

4.50% Senior Amortizing Notes due 2015

This Note is one of a duly authorized series of Securities of the Company designated as its 4.50% Senior Amortizing Notes due 2015 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of September 19, 2012, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the TIA that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 19, 2012 (the “First Supplemental Indenture”), between the Company and the Trustee (the Base Indenture and, as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in initial aggregate principal amount as specified in the First Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at an annual rate of 4.50%) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
January 1, 2013	$1.2369	$0.1798
April 1, 2013	$1.1053	$0.1447
July 1, 2013	$1.1177	$0.1323
October 1, 2013	$1.1303	$0.1197
January 1, 2014	$1.1430	$0.1070
April 1, 2014	$1.1558	$0.0942
July 1, 2014	$1.1689	$0.0811
October 1, 2014	$1.1820	$0.0680
January 1, 2015	$1.1953	$0.0547
April 1, 2015	$1.2087	$0.0413
July 1, 2015	$1.2223	$0.0277
October 1, 2015	$1.2361	$0.0139

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then (unless no declaration of acceleration or notice is required for such Event of Default) either the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all future, scheduled Installment Payments to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay Installment Payments on this Note or the Repurchase Price (if applicable) at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 5.00% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of September 19, 2012, among the Company, Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time and Wilmington Trust, National Association, as Trustee under the Indenture (the “Purchase Contract Agreement”). Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement. Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units and Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or in Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations initially equal to $14.1023 and integral multiples in excess thereof.

The Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note. No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest, if any, on this Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Trustee hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Indenture, the Notes or the transactions contemplated thereby, to the extent permitted by law.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or of any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company and each Holder agrees, for United States federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest

By:
Name:
Title:

[FORM OF REPURCHASE NOTICE]

TO:	GENESEE & WYOMING INC.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from Genesee & Wyoming Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Note (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Purchase Contract.

GENESEE & WYOMING INC.

PURCHASE CONTRACTS

CUSIP No.      371559 113

ISIN No.   US3715591133

No.	[Initial]* Number of Purchase Contracts:

This Purchase Contract certifies that [CEDE & CO., as nominee of The Depository Trust Company]* [            ]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above[, or such other number of Purchase Contracts reflected in the books and records of the Depositary and the Purchase Contract Agent, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 2,300,000 Purchase Contracts at any time]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of Class A common stock, $0.01 par value (“Class A Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract has settled or been redeemed prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Purchase Contract.
**	Include only if not a Global Purchase Contract.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GENESEE & WYOMING INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of September 19, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among Genesee & Wyoming Inc., a Delaware corporation (the “Company”), Wilmington Trust, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time (including its successors hereunder, the “Purchase Contract Agent”) and Wilmington Trust, National Association, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Class A Common Stock equal to the Settlement Rate, unless such Purchase Contract has settled or been redeemed prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Class A Common Stock will be issued upon settlement or redemption of Purchase Contracts, as provided in Section 4.13 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the 5.00% Tangible Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Notes and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Notes. In addition, Separate Purchase Contracts can be recombined with Separate Notes to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Purchase Contract Agent hereby waive their respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contract Agreement, the Purchase Contracts or the transactions contemplated thereby, to the extent permitted by law.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the Class A Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:		Custodian

	(cust)		(minor)
Under Uniform Gifts to Minors
Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature
Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Class A Common Stock or other securities, as applicable, deliverable upon settlement or redemption of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share (or cash included in the Redemption Amount, if applicable), to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Class A Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate for shares of Class A Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Class A Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Class A Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any